                      [LETTERHEAD OF THE COOPER COMPANIES]



CONTACT:

NORRIS BATTIN
nbattin@usa.net

FOR IMMEDIATE RELEASE

             THE COOPER COMPANIES REPORTS THIRD QUARTER 1999 RESULTS

                            EARNINGS PER SHARE UP 59%

                    COOPERVISION NOW U.S. TORIC MARKET LEADER

IRVINE, Calif., August 26, 1999 -- The Cooper Companies, Inc. (NYSE/PCX: COO) today reported results for its third fiscal quarter ended July 31, 1999. Earnings per share from continuing operations increased 59% to 46 cents versus a comparable fully taxed pro forma 29 cents for the quarter a year earlier. Revenue of $43.4 million, was 9% ahead of the third quarter of 1998. Operating income grew 16% to $10.9 million.

Cash flow per share from continuing operations (pretax income plus depreciation and amortization) was 81 cents, up 42% versus the third quarter of 1998, and $1.90 per share for the nine months of fiscal 1999, up 23%. The third quarter's effective tax rate was 32%.

THIRD QUARTER HIGHLIGHTS

CooperVision (CVI) Revenue and Market Share

"CVI's worldwide core contact lens business - all revenue except our lower margin OEM sales to other contact lens manufacturers - continues to outpace the global contact lens market," said A. Thomas Bender, Cooper's chief executive officer and CVI president.

"For both the third quarter and the nine months of this fiscal year, our core revenue grew 15%, well ahead of the estimated 5% global market growth. Our U.S. revenue, about two-thirds of our worldwide contact lens business, grew a healthy 22% during the quarter."

"OEM sales of $1.7 million in the quarter were down 36% year to year," Bender added, "and I expect that they will continue to decline going forward. This will improve gross margins."

--------------------------------------------------------------------------------------------------
                                      COOPERVISION REVENUE ANALYSIS

--------------------------------------------------------------------------------------------------
    Segment      Third Quarter   % Total   % Change from      Nine      % Total    % Change from
                    1999                   Third Quarter     Months                 Nine Months
                                               1998           1999                    of 1998
--------------------------------------------------------------------------------------------------
U.S.                $22.5           63%         22%           $59.1       60%           16%

International        11.7           32%          3%            32.5       33%           12%
                    -----           ---                        ----      ----
  Core Business      34.2           95%         15%            91.6       93%           15%

OEM                   1.7            5%        -36%             6.8        7%           15%
                    -----           ---                        ----      ----
Total               $35.9          100%         11%           $98.4      100%           15%
                    =====          ====                       =====      ====
--------------------------------------------------------------------------------------------------


CVI's core product sales in the U.S. grew 22% in the third quarter and 16% through nine months in a market that grew an estimated 1% during the first half of the calendar year as indicated by the contact lens industry market research audit for the second calendar quarter. CVI believes that through nine months, it gained one market share point in the U.S. to 8 percent. International core revenue--sales in countries outside the United States plus exports from the U.S.--grew 3% during the quarter and 12% over the nine-month period a year ago.

"We believe," said Bender, "that CVI leads all manufacturers of toric contact lenses in the U.S. with over 27% of the total toric market. CVI's total U.S. toric lens business grew 24% both in the third quarter and for the nine months, more than three times the calendar six-months toric market growth reported in the latest market audit."

Toric lenses account for most of the growth in today's U.S. contact lens market. The disposable-planned replacement segment continues to be its fastest growing category, up about 16% through the first six months of 1999. During the third quarter, CVI's disposable-planned replacement toric products grew 38% in the U.S. as Preference Toric, CVI's premium toric brand, and Frequency 55 Toric, positioned at a lower price point, both showed strong results. Year to date, this business has grown 39% and CVI believes that it leads this sub-market with about 35% of the revenue generated. Toric lenses accounted for about 18% of all U.S. contact lens revenue in the six-month period versus 17% at the same time last year.

U.S. sales of all disposable-planned replacement lenses--torics and spheres together--grew about 8% and are up about 4% through the first six calendar months, according to the latest market research audit. Sales of all of CVI's disposable-planned replacement lenses in the U.S.-- including its new Frequency 55 spherical lens--grew 43% over last year's third quarter. This sharply exceeds their 26% year-to-year growth in the second fiscal quarter and is 36% ahead for the nine months.

CVI's revenue from disposable-planned replacement lenses and toric lenses--the two fastest growing segments of the U.S. contact lens business--now represents 86% of its U.S. business versus 82% in the previous quarter.

"CVI's new product pipeline for the U.S. looks extremely promising," said Bender. "We expect to launch the Frequency Aspheric lens, a lens with an optical design that can enhance visual clarity in selected patients, and our new cast molded toric product before the end of this calendar year. In addition, clinical trials continue on a high performance planned replacement bifocal which, if successful, could be on the market during 2000."

In CVI's international markets, Canada and Italy performed well in the third quarter, and the rollout of new products continued in Europe. These include CVI's line of toric lenses, the Frequency Aspheric lens and Frequency 55 UV, which contains an ultra violet light blocking agent. In Japan, CVI's partner, Rohto Pharmaceuticals, Inc., launched CVI spherical and toric lenses under the Rohto i.Q trade name. With the exception of the United Kingdom where business is sluggish, CVI believes that it is gaining market share in each of the world's top ten contact lens markets.

CooperVision Margins

CVI's gross margin in the third quarter was 67%, up from 65% in the second quarter and 60% at the end of fiscal 1998. CVI expects that unit manufacturing costs for both toric and spherical lenses will continue to decline and trend even lower during the fourth fiscal quarter. Gross margins improved as the sales mix shifted toward higher margin toric lenses and away from lower margin OEM sales while cost reductions continue at CVI's U.K. manufacturing facility. Over the past nine months, the cost per lens manufactured in the U.K. declined 23% as unit volume grew 27%.

CooperSurgical (CSI)

At Cooper's women's healthcare business, CooperSurgical, third quarter revenue grew 4% and is up 5% year to date. During the third quarter, CSI gross margins improved to 56% from 55% last year and operating income, without the heavy new product introduction expenses in last year's third quarter, recovered to 17% of revenue.

In July, CSI announced that it had agreed with 3M (NYSE: MMM) and Matria Healthcare Inc. (NASDAQ: MATR) to co-market its FemExam pH and Amines Test Card in the United States, and that the American Medical Association had awarded the FemExam Card an additional third party reimbursement code. The FemExam Card is an accurate, convenient point of care diagnostic test used to help determine if a vaginal infection is bacterial or fungal. In early August, CSI and BioStar, Inc., a Thermo Electron Corporation (NYSE: TMO) subsidiary, agreed to co-market three additional in-office tests for vaginitis. All four tests are being developed under CSI's licensing agreement with Litmus Concepts, Inc., an emerging in vitro diagnostic company. In the United States, vaginitis accounts for 13 million physician office visits and about 10 million clinic visits.

BUSINESS UNIT P&L HIGHLIGHTS ($'S IN MILLIONS)

---------------------------------------------------------------------------------------------------
                                     Three Months Ended July 31, 1999

---------------------------------------------------------------------------------------------------
                          Revenue                                   Operating Income

---------------------------------------------------------------------------------------------------
                                     %                              %      % Revenue    % Revenue
                  1999     1998     Inc.        1999     1998      Inc.       1999         1998
                  ----     ----     ---         ----     ----      ---        ----         ----
---------------------------------------------------------------------------------------------------
CVI              $35.9    $32.5      11%       $11.4    $10.7        6%        32%          33%

CSI                7.5      7.2       4%         1.3       .3      387%        17%           4%
                 -----    -----                -----    -----
Subtotal          43.4     39.7       9%        12.7     11.0       15%        29%          28%

HQ Expense           -        -                 (1.8)    (1.6)      13%
                 -----    -----                -----    -----
---------------------------------------------------------------------------------------------------
TOTAL            $43.4    $39.7       9%       $10.9    $ 9.4       16%        25%          24%
                 =====    =====                =====    =====
---------------------------------------------------------------------------------------------------
                                     Nine Months Ended July 31, 1999

---------------------------------------------------------------------------------------------------
                          Revenue                                   Operating Income

---------------------------------------------------------------------------------------------------
                                     %                              %      % Revenue    % Revenue
                  1999     1998     Inc.        1999     1998      Inc.       1999         1998
                  ----     ----     ---         ----     ----      ---        ----         ----
---------------------------------------------------------------------------------------------------
CVI             $ 98.4  $  85.8      15%       $27.9    $26.2        6%        28%          31%

CSI               21.7     20.7       5%         3.0      1.9       63%        14%           9%
                 -----    -----                -----    -----
Subtotal         120.1    106.5      13%        30.9     28.1       10%        26%          26%

HQ Expense           -        -                 (4.5)    (5.0)     (10%)
                 -----    -----                -----    -----
---------------------------------------------------------------------------------------------------
TOTAL           $120.1   $106.5      13%       $26.4    $23.1       14%        22%          22%
                 =====    =====                =====    =====
---------------------------------------------------------------------------------------------------


GLOBAL TAX PLAN

In the fourth quarter of fiscal 1998, Cooper recorded a large tax benefit, reflecting the remaining anticipated value of its $184 million of NOLs. As a result, Cooper now reports earnings as if it were a taxpayer with no NOLs. Cooper has implemented a global tax plan to minimize both the taxes reported in its income statement and the cash taxes paid when it fully uses the benefits of the NOLs. Based on a preliminary assessment, Cooper expects to reduce its effective tax rate to approximately 30% over the next several years compared with 33% estimated for fiscal 1999. This plan could possibly extend the cash flow benefits of the NOLs through 2003, assuming no acquisitions or stock issuances. During this period, Cooper expects to pay cash taxes of approximately 10% of pretax profits.

EARNINGS PER SHARE

All earnings per share figures in this report are diluted per share amounts.

DIVIDEND

Consistent with its plan to pay annual dividends of 8 cents per share, the Company today declared a quarterly dividend of 2 cents per share, payable on October 5, 1999 to stockholders of record on September 15, 1999.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 including statements about Cooper's capital resources, anticipated revenue growth, operating results and market conditions. Since the outcome of forward-looking statements is uncertain, risky and, indeed, may not occur, investors should not rely on them to predict the future.

To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates", and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include but are not limited to major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, significant disruptions caused by third parties failing to address the year 2000 issue or by unforeseen delays in completing our year 2000 compliance program.

Additional events include acquisition integration costs, foreign currency exchange exposure including the potential impact of the Euro, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental clean-up costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1998.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperVision, Inc., headquartered in Irvine, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. Corporate offices are located in Irvine and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's Internet address is www.coopercos.com.

NOTE: CONSISTENCY IN REPORTING COOPER'S COMPARATIVE EARNINGS PER SHARE DATA

In fiscal 1998, Cooper declared its mental health services business, Hospital Group of America, a discontinued operation. It also accounted for the remaining tax benefits that it expects from its existing net operating loss carryforwards and will, going forward, provide for income taxes rather than receive tax benefits. To avoid confusion, comparisons of Cooper's results from fiscal 1998 to fiscal 1999 and comparisons versus published estimates must be reported on a consistent basis. The table below shows diluted earnings per share from continuing operations on both a pretax and pro forma after-tax basis for the second quarter of fiscal 1999, the third quarter of fiscal 1999 and against the consensus analysts' estimates published by First Call Corporation on August 17, 1999, and the third quarter of fiscal 1998

------------------------------------------------------------------------------------------
                           THE COOPER COMPANIES, INC.
                                EPS COMPARISONS
                           FROM CONTINUING OPERATIONS
------------------------------------------------------------------------------------------
                       2Q 1999                  3Q 1999                       3Q 1998
------------------------------------------------------------------------------------------
    Reporting Basis    Actual    Actual    Analysts' Consensus    Variance     Actual
    ---------------    ------    ------    -------------------    --------     ------
------------------------------------------------------------------------------------------
Pre-tax                 $.56      $.68           $.68                --         $.48
------------------------------------------------------------------------------------------
After-tax               $.38      $.46           $.45               $.01        $.29*(1)
------------------------------------------------------------------------------------------
                                                                             *Pro forma

(1) For 1998, we calculated pro forma after-tax income by taxing income from continuing operations at 40% as if Cooper could not benefit from its net operating loss carry forwards. 1999 actual figures do not require this adjustment.


Frequency 55'r', Preference'r' and Cerveillance'r' are registered trademarks of The Cooper Companies, Inc. FemExam'r' pH and Amines TestCard System'TM' is a registered trademark of Litmus Concepts, Inc.


                          [FINANCIAL STATEMENTS FOLLOW]

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statements of Income
                    (In thousands, except per share figures)
                                   (Unaudited)

                                                 Three Months Ended             Nine Months Ended
                                                       July 31,                      July 31,
                                               ----------------------        ----------------------
                                                   1999        1998             1999         1998
                                               ---------    ---------        ---------    ---------
Net sales                                      $  43,404    $  39,709        $ 120,106    $ 106,543
Cost of sales                                     15,116       14,873           43,706       39,177
                                               ---------    ---------        ---------    ---------
Gross profit                                      28,288       24,836           76,400       67,366
Selling, general and administrative expense       16,041       13,960           45,812       40,218
Research and development expense                     398          512            1,301        1,511
Amortization of intangibles                          954          932            2,866        2,544
                                               ---------    ---------        ---------    ---------
Operating income                                  10,895        9,432           26,421       23,093
                                               ---------    ---------        ---------    ---------
Settlements of disputes, net                          --          200               --          200
Interest expense                                   1,322        1,532            4,933        4,454
Other income (loss), net                              54         (271)             125          757
                                               ---------    ---------        ---------    ---------
Income from continuing operations before
    income taxes                                   9,627        7,429           21,613       19,196
Provision for (benefit of) income taxes            3,081         (910)           7,132       (1,864)
                                               ---------    ---------        ---------    ---------
Income from continuing operations                  6,546        8,339           14,481       21,060
Discontinued operations:
    Net income (loss)                                 --        1,835              129        3,590
    Gain on disposal                                  --           --            2,970           --
                                               ---------    ---------        ---------    ---------
                                                      --        1,835            3,099        3,590
                                               ---------    ---------        ---------    ---------
Net income                                     $   6,546    $  10,174        $  17,580    $  24,650
                                               =========    =========        =========    =========

    Diluted earnings per share:
    Continuing operations                      $    0.46    $    0.54        $    1.01    $    1.37
    Discontinued operations                           --         0.12             0.22         0.23
                                               ---------    ---------        ---------    ---------
    Earnings per share                         $    0.46    $    0.66        $    1.23    $    1.60
                                               =========    =========        =========    =========

Number of shares used to compute
    earnings per share:                           14,194       15,342           14,318       15,378
                                               =========    =========        =========    =========

Memo diluted per share data from
      continuing operations:
    Income before income taxes                 $    0.68    $    0.48        $    1.51    $    1.25
                                               =========    =========        =========    =========
    Net income (1998 is pro forma)             $    0.46    $    0.29(1)     $    1.01    $    0.75(1)
                                               =========    =========        =========    =========
    Cash flow(2)                               $    0.81    $    0.57        $    1.90    $    1.54
                                               =========    =========        =========    =========

(1) Income from continuing operations has been tax effected at 40% as if the Company could not benefit from its net operating loss carry forwards. The 40% tax rate was applied to the 1998 periods' income from continuing operations before income taxes to arrive at pro forma net income. No adjustments to 1999 figures were required.

(2) Defined as pretax income from continuing operations plus depreciation and amortization.

                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                                          July 31,      October 31,
                                                           1999            1998
                                                         ---------      -----------
                                        ASSETS
Current assets:
   Cash and cash equivalents                             $ 11,726       $  7,333
   Trade receivables, net                                  26,572         24,426
   Inventories                                             34,953         30,349
   Deferred tax asset                                      15,094         15,057
   Net assets of discontinued operations                       --         29,206
   Other current assets                                     8,269          9,706
                                                         --------       --------
       Total current assets                                96,614        116,077
                                                         --------       --------
Property, plant and equipment, net                         38,469         34,234
Intangibles, net                                           81,527         84,308
Deferred tax asset                                         57,224         52,754
Other assets                                                8,135          8,668
                                                         --------       --------
                                                         $281,969       $296,041
                                                         ========       ========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short-term debt                                          $  5,517       $ 11,570
Other current liabilities                                  41,084         35,131
                                                         --------       --------
       Total current liabilities                           46,601         46,701
                                                         --------       --------
Long-term debt                                             56,496         78,677
Other liabilities                                          22,709         25,410
                                                         --------       --------
       Total liabilities                                  125,806        150,788
                                                         --------       --------
Stockholders' equity                                      156,163        145,253
                                                         --------       --------
                                                         $281,969       $296,041
                                                         ========       ========